UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
OCEANEERING INTERNATIONAL, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ADDITIONAL INFORMATION REGARDING THE ANNUAL
MEETING OF SHAREHOLDERS TO BE HELD ON MAY 8, 2020

On May 7, 2020, the Board of Directors (the “Board”) of Oceaneering International, Inc., a Delaware corporation (“Oceaneering”), re-elected Mr. John R. Huff as Chairman of the Board and approved participation on the committees of the Board as follows, effective immediately.

Audit Committee	Paul B. Murphy, Jr., Chair
Deanna L Goodwin
Jon Erik Reinhardsen
Compensation Committee	Deanna L. Goodwin, Chair
William B. Berry
Jon Erik Reinhardsen
Nominating and Corporate Governance Committee	Steven A. Webster, Chair
Paul B. Murphy, Jr.
Jon Erik Reinhardsen
These definitive additional materials are being filed with the U.S. Securities and Exchange Commission and are being made available to Oceaneering’s shareholders on or about May 8, 2020.
PLEASE READ THESE MATERIALS CAREFULLY IN CONJUNCTION WITH THE PROXY STATEMENT AND OTHER PROXY MATERIALS PROVIDED BY OCEANEERING.

The proxy materials for the Annual Meeting are available under the Annual Reports and Proxy Materials subsection of the Filings & Reports tab in the Investor Relations section of Oceaneering’s website (www.oceaneering.com)